EX-99.19A

Tortoise Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	December 2014
Monthly Distribution Amount per Share	$0.125
Special Distribution Amount per Share	$1.250

The following table sets forth the estimated amounts of the current distribution, payable December 31, 2014, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions
				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.067	5%	0.067	5%
Net Realized Short-Term Capital Gains	0.000	0%	0.000	0%
Net Realized Long-Term Capital Gains	1.308	95%	1.308	95%
Return of Capital	0.000	0%	0.000	0%
Total (per common share)	1.375	100%	1.375	100%

Average annual total return (in relation to NAV) for the 5 years ending on 11/30/2014				15.42%
Annualized current distribution rate expressed as a percentage of NAV as of 11/30/2014				4.83%

Cumulative total return (in relation to NAV) for the fiscal year through 11/30/2014				16.84%
Cumulative fiscal year distributions as a percentage of NAV as of 11/30/2014				4.42%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

IMPORTANT NOTICE OF CORRECTION TO PRIOR SECTION 19 NOTICES
The average annual returns (in relation to NAV) for the five-year period ending July 31, 2014, August 31, 2014 and September 30, 2014 were shown as 29.96%, 32.62% and 30.50%, respectively, in previously distributed Section 19 Notices for such distributions. Such prior Section 19 Notices are revised and corrected as follows:

Section 19 Notice	Period End	5-year Average Annual Return (In Relation to NAV)
August 2014	July 31, 2014	17.03%
September 2014	August 31, 2014	18.46%
October 2014	September 30, 2014	17.32%

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at www.tortoiseadvisors.com or call (866) 362-9331.

11550 Ash Street, Suite 300, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.tortoiseadvisors.com

Tortoise Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	January 2015
Distribution Amount per Share	$0.125

The following table sets forth the estimated amounts of the current distribution, payable January 30, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions
				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.073	58%	0.147	10%
Net Realized Short-Term Capital Gains	0.000	0%	0.000	0%
Net Realized Long-Term Capital Gains	0.052	42%	1.353	90%
Return of Capital	0.000	0%	0.000	0%
Total (per common share)	0.125	100%	1.500	100%

Average annual total return (in relation to NAV) for the 5 years ending on 12/31/2014				13.77%
Annualized current distribution rate expressed as a percentage of NAV as of 12/31/2014				5.18%

Cumulative total return (in relation to NAV) for the fiscal year through 12/31/2014				-1.69%
Cumulative fiscal year distributions as a percentage of NAV as of 12/31/2014				5.18%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at www.tortoiseadvisors.com or call (866) 362-9331.

11550 Ash Street, Suite 300, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.tortoiseadvisors.com

Tortoise Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	February 2015
Distribution Amount per Share	$0.125

The following table sets forth the estimated amounts of the current distribution, payable February 27, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions
				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.073	58%	0.219	13%
Net Realized Short-Term Capital Gains	0.000	0%	0.000	0%
Net Realized Long-Term Capital Gains	0.052	42%	1.406	87%
Return of Capital	0.000	0%	0.000	0%
Total (per common share)	0.125	100%	1.625	100%

Average annual total return (in relation to NAV) for the 5 years ending on 1/31/2015				13.33%
Annualized current distribution rate expressed as a percentage of NAV as of 1/31/2015				5.23%

Cumulative total return (in relation to NAV) for the fiscal year through 1/31/2015				-2.28%
Cumulative fiscal year distributions as a percentage of NAV as of 1/31/2015				5.67%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at www.tortoiseadvisors.com or call (866) 362-9331.

11550 Ash Street, Suite 300, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.tortoiseadvisors.com

Tortoise Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	March 2015
Distribution Amount per Share	$0.1375

The following table sets forth the estimated amounts of the current distribution, payable March 31, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions
				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0715	52%	0.2928	17%
Net Realized Short-Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-Term Capital Gains	0.0660	48%	1.4697	83%
Return of Capital	0.0000	0%	0.0000	0%
Total (per common share)	0.1375	100%	1.7625	100%

Average annual total return (in relation to NAV) for the 5 years ending on 2/28/2015				13.43%
Annualized current distribution rate expressed as a percentage of NAV as of 2/28/2015				5.66%

Cumulative total return (in relation to NAV) for the fiscal year through 2/28/2015				-0.18%
Cumulative fiscal year distributions as a percentage of NAV as of 2/28/2015				6.05%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at www.tortoiseadvisors.com or call (866) 362-9331.

11550 Ash Street, Suite 300, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.tortoiseadvisors.com

Tortoise Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	April 2015
Distribution Amount per Share	$0.1375

The following table sets forth the estimated amounts of the current distribution, payable April 30, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions
				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0710	52%	0.3633	19%
Net Realized Short-Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-Term Capital Gains	0.0665	48%	1.5367	81%
Return of Capital	0.0000	0%	0.0000	0%
Total (per common share)	0.1375	100%	1.9000	100%

Average annual total return (in relation to NAV) for the 5 years ending on 3/31/2015				12.85%
Annualized current distribution rate expressed as a percentage of NAV as of 3/31/2015				5.72%

Cumulative total return (in relation to NAV) for the fiscal year through 3/31/2015				-0.67%
Cumulative fiscal year distributions as a percentage of NAV as of 3/31/2015				6.58%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at www.tortoiseadvisors.com or call (866) 362-9331.

11550 Ash Street, Suite 300, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.tortoiseadvisors.com

Tortoise Power and Energy Infrastructure Fund, Inc. (NYSE: TPZ)

Section 19(a) Notification of Sources of Distribution

Distribution Period	May 2015
Distribution Amount per Share	$0.1375

The following table sets forth the estimated amounts of the current distribution, payable May 29, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

Estimated Sources of Distributions
				% Breakdown of the
		% Breakdown	($) Total Cumulative	Total Cumulative
	($) Current	of the Current	Distributions for the	Distributions for the
	Distribution	Distribution	Fiscal Year to Date	Fiscal Year to Date
Net Investment Income	0.0705	51%	0.4328	21%
Net Realized Short-Term Capital Gains	0.0000	0%	0.0000	0%
Net Realized Long-Term Capital Gains	0.0670	49%	1.6047	79%
Return of Capital	0.0000	0%	0.0000	0%
Total (per common share)	0.1375	100%	2.0375	100%

Average annual total return (in relation to NAV) for the 5 years ending on 4/30/2015				12.98%
Annualized current distribution rate expressed as a percentage of NAV as of 4/30/2015				5.58%

Cumulative total return (in relation to NAV) for the fiscal year through 4/30/2015				2.21%
Cumulative fiscal year distributions as a percentage of NAV as of 4/30/2015				6.90%

You should not draw any conclusions about TPZ's investment performance from the amount of this distribution or from the terms of TPZ's distribution policy.

The amounts and sources of distributions reported are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon TPZ's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. TPZ will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

TPZ invests in a portfolio of fixed income and equity securities issued by power and energy infrastructure companies. TPZ’s objective is to provide stockholders a high level of current income, with a secondary objective of capital appreciation. For more information, visit TPZ's website at www.tortoiseadvisors.com or call (866) 362-9331.

11550 Ash Street, Suite 300, Leawood, KS 66211 | Main 1-913-981-1020 | Fax 1-913-981-1021 | www.tortoiseadvisors.com